EXHIBIT 99.1

Press Release

For immediate release

Company contact: Jennifer Martin, Director of Investor Relations, (303) 312-8155

BILL BARRETT CORPORATION ANNOUNCES UPCOMING INVESTOR EVENTS

DENVER – September 25, 2008 – Bill Barrett Corporation (NYSE: BBG) plans to release its third quarter financial and operating results before the market opens on Wednesday, November 5, 2008 and will host a conference call to discuss results at 12:00 p.m. EST, also on November 5.

Please join Bill Barrett Corporation via the Internet for a webcast of the conference call:

Date/Time:	Wednesday, November 5, 2008 at 12:00 p.m. EST (10:00 a.m. MST)

Webcast:	Live and archived webcast available at www.billbarrettcorp.com, then click on “Third Quarter 2008 Results - Webcast” under “Current Events” on the homepage

Alternatively, you may join by telephone:

Call-in Number:	866-742-9716 US/Canada 832-445-1682 International

Passcode:	66067282

A telephonic replay will be available approximately two hours after the call on Wednesday, November 5, 2008 through Friday, November 7, 2008. You may access this replay at:

Replay Number:	800-642-1687 US/Canada 706-645-9291 International

Passcode:	66067282

The Company also announced that management plans to participate in upcoming investor meetings and the Merrill Lynch 2008 Energy Mid and Small Cap Conference. The Company will provide presentation slides for these events on the Company’s website homepage, accessed at www.billbarrettcorp.com, under “Current Events.” Slides will be available Monday, September 29, 2008.

Merrill Lynch Conference: Chief Operating Officer Joe Jaggers will present on Wednesday, October 1, 2008 at 3:00 p.m. EDT. The event will be webcast and the webcast may be accessed on the Company’s website homepage, at www.billbarrettcorp.com, under “Current Events” and will be available live and for replay.

About Bill Barrett Corporation

Bill Barrett Corporation, headquartered in Denver, Colorado, explores for and develops natural gas and oil in the Rocky Mountain region of the United States. Additional information about the Company may be found on its website www.billbarrettcorp.com.

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